EXHIBIT 10.5

                          WAVERIDER COMMUNCIATIONS INC.
                          255 Consumers Road, Suite 500
                            Toronto, Ontario M2J 1R4


November 12, 2004

VIA FACSIMILE

Palisades Master Fund L.P.
c/o PEF Advisors, LLC
200 Mansell Court East
Suite 550
Roswell, Georgia 30076
Attention:  Paul T. Mannion, Jr.

                  Re:    Limited Waiver of Anti-Dilution Provisions
                         ------------------------------------------------------

Dear Investor:

         Reference is made to (a) that certain Series R Stock Purchase Warrant (the "Series R Warrant") issued to Palisades Master Fund L.P. (the "Purchaser") pursuant to the Securities Purchase Agreement, dated July 14, 2003, among WaveRider Communications Inc. (the "Company"), the Purchaser and the other purchaser signatory thereto (the "July Purchase Agreement"), (b) that certain Convertible Debenture due April 23, 2007 (the "April Debenture") issued to the Purchaser pursuant to the Securities Purchase Agreement, dated April 23, 2004, among the Company, the Purchaser and the other purchaser signatory thereto (the "April Purchase Agreement", collectively, the July Purchase Agreement and the April Purchase Agreement shall herein be referred to as the "Purchase Agreements"), and (c) that certain Series S Stock Purchase Warrant (the "Series S Warrant", collectively, the Series R Warrant and the Series S Warrant shall herein be referred to as the "Warrants") issued pursuant to the April Purchase Agreement. Section 4(c)(iv) of the Debenture and Section 11(b)(i) of the Warrants each provide that in the event the Company is deemed to have consummated a Dilutive Issuance (as defined in the Debenture and the Warrants), the set price of the Debenture and the exercise price of the Warrants shall each be adjusted to equal the effective per share purchase price of the common stock issued in the Dilutive Issuance. Concurrently with the execution of this letter, the Company and the Purchaser are consummating another sale of the Company's securities that would be deemed a Dilutive Issuance under the Debenture and the Warrants and therefore would result in an adjustment under Section 4(c)(iv) of the Debenture and Section 11(b)(i) of the Warrants (the "Concurrent Offering").

         As additional consideration to the Company for agreeing to effect the Concurrent Offering to the Purchaser, the Purchaser and the Company agree that the adjustment, as a result of the Concurrent Offering, to (i) the set price of the Debenture shall occur only to the extent such set price equals the set price of the debenture issued in the Concurrent Offering and (ii) the exercise price of the Warrants shall occur only to the extent such exercise price equals the exercise price of the warrants issued in the Concurrent Offering. Any subsequent reductions or adjustments to the per share purchase price of any securities issued in the Concurrent Offering shall not be subject to Section 4(c)(iv) of the Debenture or Section 11(b)(i) of the Warrants.

         The Purchaser hereby consents to the issuance of the debenture and warrants in the Concurrent Offering and expressly waives any default or potential default that such issuance, without consent, may have or could have caused under the Purchase Agreements, or the transaction documents contemplated therein, including, without limitation, under Section 9 of the April Debenture.

         The waiver and agreement granted hereunder is as to the securities issued solely pursuant to the Concurrent Offering. Any other issuances or offerings by the Company not made in connection with the Concurrent Offering shall remain subject to full adjustment under Section 4(c)(iv) of the Debenture and Section 11(b)(i) of the Warrants. Except as specifically waived by the terms of this letter, the Purchase Agreements and their exhibits shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreements shall have the meanings given such terms in the Purchase Agreements.

         This letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution of this letter may be made by delivery by facsimile.

         Please indicate your agreement with the foregoing by executing a copy of this letter and returning it to the undersigned.

Very truly yours,
WaveRider Communications Inc.


By: ____________________________________
Name:
Title:


Accepted and Agreed to:

PALISADES MASTER FUND L.P.

By: _____________________________
Name:
Title: